SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------
         (2)    Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------
         (4)    Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------
         (5)    Total fee paid:

                ----------------------------------------------------------------


|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

                ----------------------------------------------------------------
         (2)    Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------
         (3)    Filing Party:

                ----------------------------------------------------------------
         (4)    Date Filed:

                ----------------------------------------------------------------

                                EXPLANATORY NOTE

                  Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on March 14, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

                                       ###

[QUANTA SERVICES, INC. LOGO]                                       PRESS RELEASE

FOR IMMEDIATE RELEASE

Contacts:
James Haddox, CFO             Jim Barron                     Ken Dennard / kdennard@easterly.com
Reba Reid                     Jonathan Gasthalter            Lisa Elliott / lisae@easterly.com
Quanta Services, Inc.         Citigate Sard Verbinnen        Easterly Investor Relations
713-629-7600                  212-687-8080                   713-529-6600

              QUANTA BOARD TAKES STEPS TO ENHANCE STOCKHOLDER VALUE

        REVISES RIGHTS PLAN TO PERMIT OFFERS BENEFITING ALL STOCKHOLDERS

             AUTHORIZES GOLDMAN, SACHS TO EXPLORE STRATEGIC OPTIONS

                    CREATES STOCK EMPLOYEE COMPENSATION TRUST

HOUSTON - MARCH 14, 2002 - Quanta Services, Inc. (NYSE: PWR), a leading provider of specialized contracting services to the electric power, gas, telecommunications and cable television industries, today announced that its Board of Directors, acting through its Special Committee comprised of all directors not designated by UtiliCorp United Inc. (NYSE: UCU), has approved a series of immediate steps to enhance stockholder value.

These steps include an amendment to the stockholder rights plan providing that the Rights would not apply to an offer for all of the shares in a manner that treats all stockholders equally if that offer is accepted by the Company's public stockholders. The revised plan - known in the financial community as a "chewable pill" - would also require the bidder to commit irrevocably to purchase all shares not tendered at the same price paid to the tendering stockholders.

Reflecting Quanta's commitment to stock-based compensation and incentives for employees, Quanta's Board also authorized the formation of a Stock Employee Compensation Trust (SECT). The SECT will hold 8 million shares of common stock to fund a portion of the Company's employee benefit obligations during the next 15 years. The shares will be transferred from the trust into various employee benefit programs in settlement of a note issued by the SECT to the Company to acquire the shares. The plan will reduce the Company's cash obligations to fund these programs and provide Quanta with a pre-determined method to increase the Company's equity base over time, with a positive impact on Quanta's credit ratios, while increasing equity.

The Board also authorized its financial advisor, Goldman, Sachs & Co., to explore a range of additional strategic options, including potential acquisitions, stock repurchases, recapitalizations and other extraordinary transactions, provided that such transactions do not enable UtiliCorp to achieve a control position without offering appropriate value and protections for Quanta's other stockholders. Included under consideration is a possible stock repurchase that would be conditional on the pro-rata participation of UtiliCorp.

John R. Colson, Chief Executive Officer of Quanta, said, "The actions taken by the Quanta Board today and the other strategic initiatives we have asked our advisors to evaluate are designed to deliver immediate value to the Company's stockholders. The amended stockholder rights plan will continue to protect the interests of our investors against partial or creeping takeover efforts, while not interfering with any serious offer to acquire Quanta in a transaction that treats all stockholders equally. The SECT provides Quanta greater financial flexibility and underscores our commitment to our employees."

Colson continued: "UtiliCorp's disingenuous statements notwithstanding, recent news about their Fitch downgrade and dispute with Chubb over putting up collateral for surety bonds highlights UtiliCorp's need to find earnings somewhere, somehow. That, however, should not and does not factor into our decision making. Quanta's Board of Directors has a responsibility to protect all of our stockholders and we will continue to vigorously oppose UtiliCorp's efforts to take control of Quanta without providing the appropriate benefits to our other stockholders in order to satisfy their own accounting imperatives."

Colson concluded, "We categorically reject UtiliCorp's public statements about Quanta's performance. In a challenging business environment, Quanta has generated better financial results than its competitors. UtiliCorp's vague proposals offer nothing concrete to Quanta's other stockholders, and we don't see how anyone but UtiliCorp would benefit if its sponsored nominees were elected."

Quanta's Board also announced that the Company has adopted standardized change of control provisions for contracts of certain key corporate and operating unit employees, a number of whom already had employment contracts. These new agreements will help to ensure continuity of Quanta's business and allow the Company's employees to focus on meeting their business objectives in the face of UtiliCorp's hostile proxy contest.

Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The Company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

Quanta Services has scheduled a conference call to discuss the steps taken by the Board of Directors for Thursday, March 14, 2002, at 9:00 a.m. eastern time. To participate in the call, dial 913-981-4900 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the Company's new website at www.quantaservices.com. To listen to the live call on the web, please visit the Quanta Services website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the Company's website at www.quantaservices.com. A replay will also be available through March 21, 2002, and may be accessed by calling 719-457-0820 and using pass code 694865. For more information, please contact Lisa Elliot at Easterly Investor Relations by calling (713) 529-6600.

Important Information

Quanta Services, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. Quanta Services, Inc. advises security holders to read its proxy statement when it becomes available, because it will contain important information. Quanta's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement, when it becomes available, by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders is available in the soliciting materials on Schedule 14A filed by Quanta with the SEC.

This press release contains various forward-looking statements and information, including management's expectations of the impact of new branding and marketing initiatives. Although the company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications outsourcing industry, the ability of Quanta to complete acquisitions and to effectively integrate the operations of acquired companies, and uncertainties relating to UtiliCorp's hostile proxy fight for the Company, as well as general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934.

                                       ###